LOTON CORP.

Trinad Capital Master Fund Ltd.

4751 Wilshire Blvd., 3rd Floor

Los Angeles, CA 90010

Attention: Robert Ellin

RE: Modification of Maturity Date and Extension of Interest and Principal Amount Payment Under Promissory Notes

This letter agreement, dated as of July 15, 2013 (the “July Letter Agreement”) is entered into in connection with those that certain Promissory Note due April 3, 2013, entered into as of April 3, 2012 and that certain Promissory Note due June 21, 2013, entered into as of June 21, 2012 (collectively, the “Notes”) each between Loton Corp. (the “Company”), and Trindad Capital Master Fund Ltd. (“Trinad”) in the aggregate principal amount of $300,000. The Company and Trinad are sometimes referred to herein as the “Parties” and each, individually is a “Party”;

Whereas, the Parties wish to extend the Maturity Date of the Notes to November 1, 2013 and to defer payment by the Company of any outstanding Principal Amount or interest due under each of the Notes to Trinad.

Now, therefore, the Parties hereby agree as follows:

1.          Capitalized terms not defined in this July Letter Agreement that are defined in the Notes shall have the meanings set forth in the Notes.

2.          The term “Maturity Date” in the Notes is hereby amended to be midnight Pacific Time on November 1, 2013.

3.          Interest on the Notes shall accrue through November 1, 2013.

4.          Payment of Principal Amount, interest and any other amounts due on or prior to the Maturity Date, as amended hereby, shall be considered a timely payment under the Notes, and shall not be overdue, and no Event of Default or other breach shall have occurred by reason thereof. Any Event of Default that may have occurred prior to the date of this July Letter Agreement is hereby waived and Trinad agrees to have no further recourse or rights in connection therewith.

5.           The Notes are hereby deemed modified and amended to effectuate the terms of this July Letter Agreement. If any conflict between the Notes and this July Letter Agreement exist, then this July Letter Agreement shall govern.

6.          The Notes shall remain in full force and effect in accordance with the terms thereof, as amended hereby.

1

LOTON CORP.

Sincerely,

LOTON, CORP.

Andrew Schleimer
Director

AGREED AND ACCEPTED:

TRINAD CAPITAL MASTER FUND LTD.

Robert Ellin

Managing Partner

2